Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Oct 31, 2003
Payment Date	Nov 17, 2003

Calculation of Interest Expense

Index (LIBOR)	1.120000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 17, 2003	Oct 15, 2003	33
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	60,809,448	21,195,448	30,000,000	19,000,000	14,000,000	17,035,941
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.300000%	1.410000%	1.520000%	1.770000%	2.120000%
Interest/Yield Payable on the Principal Balance	72,465	27,395	41,800	30,828	27,207
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	72,465	27,395	41,800	30,828	27,207
Interest/Yield Paid	72,465	27,395	41,800	30,828	27,207

Summary

Beginning Security Balance	60,809,448	21,195,448	30,000,000	19,000,000	14,000,000	17,035,941
Beginning Adjusted Balance	60,809,448	21,195,448	30,000,000	19,000,000	14,000,000
Principal Paid	9,445,922	0	0	0	0	35,941
Ending Security Balance	51,363,525	21,195,448	30,000,000	19,000,000	14,000,000	17,033,759
Ending Adjusted Balance	51,363,525	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	79,348,220	35,323,973	33,965,580	16,935,963	8,617,454
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,541,339
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,033,759

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0794568	$0.5707317	$0.4644444	$0.5408333	$0.6477779
Principal Paid per $1000	$10.3573711	($0.0000000)	$0.0000000	$0.0000000	$0.0000000